EXHIBIT 1A-2B

BYLAWS

1A-2B

BYLAWS

of

BREWDOG USA INC.

(a Delaware corporation)

Adopted April 22, 2015

BYLAWS
OF
BrewDog USA Inc.
(a Delaware corporation)

ARTICLE I
OFFICES

Section 1.1 Registered Office. The registered office of BrewDog USA Inc. (the"Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF THE STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. In the absence of any such designation, a meeting of the stockholders shall be held at the principal executive offices of the Corporation.

Section 2.2 Annual Meetings. An annual meeting of the stockholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before of the meeting, shall be held each year on such date and at such time as shall be designated from time to time by the Board of Directors. The first annual meeting of the stockholders shall be held within thirteen (13) months of the date of the incorporation of the Corporation.

Section 2.3 Special Meetings. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by (i) the Chairman of the Board, if there be one, (ii) the President, or (iii) any officer of the Corporation at the request of a majority of the Board of Directors. A special meeting of the stockholders so called shall be held on such date and at such time as is designated by the Board of Directors. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of the special meeting.

Section 2.4 Notice of Meetings. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, written notice of each meeting of the stockholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder's address as it appears on the stock records of the Corporation or its transfer agent, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, in which case it shall be directed to such stockholder at such other address.

109982.000001/#4817-4884-4846 v1

Section 2.5 Quorum. At each meeting of the stockholders, the presence, in person or by proxy, of the holders of not less than a majority of the outstanding shares entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business, except as otherwise required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum at any meeting of the stockholders, either the chairman of the meeting or the holders of a majority of the outstanding shares present, in person or by proxy, and entitled to vote thereat may adjourn such meeting from time to time, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Adjournment. Any meeting of the stockholders, whether or not a quorum is present, may be adjourned from time to time, either by the chairman of the meeting or by the vote of holders of a majority of the outstanding shares present, in person or by proxy, and entitled to vote thereat, to reconvene at the same or some other place. Notice of any properly adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken and the adjournment is for no more than thirty (30) days and a new record date is not fixed for the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At an adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum has been present thereat.

Section 2.7 Vote Required. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, (i) at any meeting of the stockholders for the election of directors at which a quorum is present, the candidates receiving the greatest number of votes shall be elected as directors; and (ii) all other matters submitted to the stockholders at any meeting of the stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the outstanding shares entitled to vote and present, in person or by proxy, at the meeting. Where a separate vote by class or series is required, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or series present, in person or by proxy, at the meeting shall constitute a quorum entitled to take action with respect to that vote on that matter and, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (or plurality, in the case of the election of directors) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or series. Every reference in these Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes to which such shares are entitled as provided in the Certificate of Incorporation or these Bylaws.

Section 2.8 Voting Rights. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, each stockholder in whose name shares stand on the stock records of the Corporation as of the record date with respect to a meeting of the stockholders shall at such meeting be entitled to one vote for each share held by such stockholder as of such record date.

Section 2.9 Proxies. Each stockholder entitled to vote at a meeting of the stockholders, or to express consent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, if the proxy is set forth in writing or by a transmission permitted by law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless such

109982.000001/#4817-4884-4846 v12

proxy provides for a longer period. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

Section 2.10 List of Stockholders. The Secretary or other officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.11 Organization of Meetings.

(a) At each meeting of the stockholders, unless another officer has been appointed by the Board of Directors, the Chairman of the Board, or, if a Chairman of the Board has not been appointed or is absent, the President, or, in the absence of the President, any Vice President, or in the absence of any Vice President, a chairman chosen by the holders of a majority of the outstanding shares present, in person or by proxy, at the meeting and entitled to vote thereat, shall act as chairman of the meeting. The Secretary, or, in his absence, an Assistant Secretary or, if an Assistant Secretary has not been appointed or is absent, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit in the chairman's discretion, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants, and (vi) the determination of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of the stockholders shall not be required to be held in accordance with, or to follow, any manual or rules of parliamentary procedure.

Section 2.12 Action By Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and

109982.000001/#4817-4884-4846 v13

bearing the date of signature by each stockholder who signs the written consent, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote on such action were present and voted, and shall be delivered to the Corporation within sixty (60) days of the date of the earliest dated written consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

ARTICLE III
DIRECTORS

Section 3.1 Power and Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 3.2 Number and Qualifications of Directors. Except as otherwise provided in the Certificate of Incorporation, the authorized number of directors of the Corporation which shall constitute the whole Board of Directors shall be fixed or changed from time to time exclusively by resolution adopted by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation or fixed by resolution adopted by the Board of Directors, the authorized number of directors of the Corporation shall be three (3). No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders, unless the Certificate of Incorporation otherwise provides.

Section 3.3 Election and Term of Directors. The directors, other than the initial directors either named in the Certificate of Incorporation or elected by the incorporators, shall be elected at each annual meeting of the stockholders, except as provided in Section 3.4 hereof, and each director so elected shall hold office until the next annual meeting of the stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. If, for any reason, the directors shall not have been elected at an annual meeting of the stockholders, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose.

Section 3.4 Vacancies and Newly Created Directorships. Vacancies occurring on the Board of Directors, whether resulting from death, resignation, removal, disqualification, failure of the stockholders to elect the whole authorized number of directors, newly created directorships resulting from any increase in the authorized number of directors or any other reason, may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of directors and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. If at any time there are no directors in office, then an election of directors may be held in the manner provided by Delaware law.

Section 3.5 Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if there be one, the President or the Secretary of the Corporation at the principal executive offices of the Corporation. Such resignation shall be effective at the time specified therein or, if no such specification is made, immediately upon its

109982.000001/#4817-4884-4846 v14

receipt by the Corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.

Section 3.6 Removal. Except as otherwise provided by Delaware law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed from office cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote at an election of directors.

Section 3.7 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.8 Regular Meetings. Unless the Board of Directors shall otherwise determine, a regular meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of the stockholders at which directors are elected, and at the same place, and notice of such meeting need not be given (unless the time or place is changed). Additional regular meetings of the Board of Directors may be held at such other times and places as may from time to time be determined by resolution by the Board of Directors, and notice of any such additional regular meetings need not be given.

Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors, by the Chairman of the Board, if there be one, by the President or by any two (2) or more directors and shall be held at such time and place as shall be stated in the notice of the meeting. Notice of the time and place of any special meeting shall be given orally or in writing to each director, in person or by facsimile, telephone, electronic mail, hand delivery, telecopy or other similar method involving immediate receipt, at least twenty-four (24) hours before the meeting, or by mail, if deposited in the United States mail properly addressed, with postage prepaid, at least seventy-two (72) hours prior to the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 3.10 Quorum and Voting. Except as otherwise provided by Delaware law or the Certificate of Incorporation, at all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by Delaware law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.11 Meetings by Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any member of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors, or of such committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.12 Organization. At each meeting of the Board of Directors, the Chairman of the Board, if there be one, or, if a Chairman of the Board has not been elected or is absent, the

109982.000001/#4817-4884-4846 v15

President, or, if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present at the meeting, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary or another person appointed by the chairman of the meeting, shall act as secretary of the meeting. At each meeting of the Board of Directors, the chairman of the meeting shall establish the order of business of and the procedures at the meeting, subject to the right of the Board of Directors to establish or modify the same.

Section 3.13 Action By Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in a writing or writings, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

Section 3.14 Committees. The Board of Directors may, by resolution adopted by the whole Board of Directors, appoint one or more committees, each committee to consist of one or more of the directors of the Corporation as fixed or changed from time to time by the Board of Directors. The membership of a committee member shall terminate on the date of such member's death, resignation or removal from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any or all committee members and the Board of Directors may fill any vacancy on a committee created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall, to the extent provided by resolution of the Board of Directors, unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if there be one, to be affixed to all papers which may require it. Each committee shall serve at the pleasure of the Board of Directors, shall act only in intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. Each committee shall act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Each committee shall keep written minutes of its meetings and proceedings and report the same to the Board of Directors when required.

Section 3.15 Compensation. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the amount and type of compensation that the Corporation shall pay to directors for their services as directors, if any. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and shall receive such compensation for attendance at each meeting of the Board of Directors or any committee thereof and other services as shall be determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

109982.000001/#4817-4884-4846 v16

ARTICLE IV NOTICES

Section 4.1 Form of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, committee member or stockholder, unless contrary provision is made as to how such notice shall be given, such notice may be given (i) in person, in writing, (ii) by mail, postage prepaid, addressed to such director, committee member or stockholder, at such person's address as it appears on the books or, in the case of a stockholder, the stock transfer records of the Corporation or its transfer agent, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, (iii) by overnight courier service, and such notice shall be deemed to be given the day following the day it is delivered to such service with all charges prepaid, (iv) by facsimile, telecopy, telegram or other similar means, and such notice shall be deemed to be given at the time it is transmitted with all charges prepaid, or (v) by any other method permitted by law, and such notice shall be deemed to be given when it is received by the director, committee member or stockholder.

Section 4.2 Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to receive such notice, whether before of after the time stated therein, shall be deemed equivalent to the giving of notice to such person or persons. Attendance of a director, committee member or stockholder (in person or by proxy) at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice, unless otherwise required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE V OFFICERS

Section 5.1 General. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also elect or appoint a Chairman of the Board (who must be a director), one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary, convenient or desirable. Any number of offices may be held by the same person at the same time, unless prohibited by law, the Certificate of Incorporation or these Bylaws. No officer of the Corporation needs to be a stockholder of the Corporation, and no officer of the Corporation, except for the Chairman of the Board, needs to be a director of the Corporation.

Section 5.2 Term. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, until his successor is duly elected or appointed and qualified, or until his earlier death, resignation or removal.

Section 5.3 Removal and Vacancies. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors. Any vacancy occurring in any office of the Corporation, whether caused by death, resignation, removal, expiration of term or any other reason, may be filled by the Board of Directors.

109982.000001/#4817-4884-4846 v17

Section 5.4 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if there be one, the President or the Secretary of the Corporation at the principal executive offices of the Corporation. Any such resignation shall be effective when received by the person or persons to whom the notice is properly given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the contractual rights, if any, of the Corporation under any contract with the resigning officer.

Section 5.5 Compensation. The salaries and other compensation of the officers of the Corporation, if any, shall be fixed by or in the manner designated by the Board of Directors.

Section 5.6 Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board shall have all the powers and shall perform all the duties of the President. The Chairman of the Board shall also perform such other duties and have such other powers commonly incident to such office and as may from time to time be assigned to the Chairman of the Board of Directors by these Bylaws or by the Board of Directors.

Section 5.7 President. The President shall be the chief executive officer of the Corporation (unless the Board of Directors provides for another person to hold such office separately) and, subject to the control of the Board of Directors, shall have general and active charge, management, control and supervision of the properties, business, affairs, operations, officers, employees and agents of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have general authority to execute and deliver all bonds, deeds, mortgages, leases, contracts and other documents and instruments in the name and on behalf of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless the Board of Directors otherwise determine, in the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, if he is a director, of the Board of Directors. The President shall also perform such other duties and have such other powers commonly incident to such office and as may from time to time be assigned to the President by these Bylaws or the Board of Directors. Any of the powers or duties of the President may be assigned by the Board of Directors to a Chief Executive Officer elected or appointed by the Board of Directors.

Section 5.8 Vice Presidents. At the request of the President or in the absence of the President or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board), the Vice President, if any, or in the event there is more than one Vice President, the Vice Presidents (in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers commonly incident to such office and as may from time to time be assigned to such Vice President by these Bylaws, the Board of Directors, the Chairman of the Board of Directors (if there be one), or the President.

109982.000001/#4817-4884-4846 v18

Section 5.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record and keep the minutes of all the actions and proceedings of such meetings in books to be kept for that purpose and shall perform like duties for committees of the Board of Directors when required. Except as otherwise provided in these Bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of all special meetings of the Board of Directors and of all committees that require notice The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary, or an Assistant Secretary, if any, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall perform such other duties and have such other powers commonly incident to such office and as may from time to time be assigned to the Secretary by these Bylaws, the Board of Directors, the Chairman of the Board (if there be one) or the President, under whose supervision the Secretary shall be.

Section 5.10 Assistant Secretaries. The Assistant Secretary, if there be one, or if there be more than one, the Assistant Secretaries (in the order determined by the Board of Directors, or if there be no such determination, then in the order of their election) shall, at the request of the Secretary or in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary, if there be any, shall perform such other duties and shall have such other powers as may from time to time be assigned to such Assistant Secretary by the Board of Directors, the President any Vice President or the Secretary.

Section 5.11 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors otherwise so requires, an account of all his transactions as Treasurer and of the financial condition and results of operations of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall also perform such other duties and shall have such other powers commonly incident to such office and as may from time to time be assigned to the Treasurer by the Board of Directors, the Chairman of the Board (if there be one) or the President. Any of the powers or duties of the Treasurer may be assigned by the Board of Directors to a Chief Financial Officer elected or appointed by the Board of Directors.

Section 5.12 Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, then in order of their election, shall, at the request of the Treasurer, in the

109982.000001/#4817-4884-4846 v19

absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties of the Treasurer and, when so acting, shall have the powers and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer, if any, shall also perform such other duties and shall have such other powers as may be assigned to such Assistant Treasurer from time to time by the Board of Directors, the President, any Vice President or the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

Section 5.13 Additional Officers. The Board of Directors may elect or appoint such other officers as it shall deem necessary, convenient or desirable. Such other officers shall hold their offices at the pleasure of the Board of Directors for such terms and shall have such powers and perform such duties as shall be assigned to them from time to time by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to elect or appoint any subordinate officers and to prescribe their respective duties and powers.

Section 5.14 Delegation of Authority. Except where otherwise provided by law, the Board of Directors may from time to time delegate the powers or duties of any officer of the Corporation to any other person, and may authorize any officer to delegate specific powers and duties of such officer to any other person.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 6.1 Execution of Corporate Instruments. The Board of Directors may, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, authorize any officer or officers, or other person or persons, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, which authorization may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or otherwise within the authority of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.2 Voting of Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, if there by one, the President, any Vice President or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation

109982.000001/#4817-4884-4846 v110

might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VII
STOCK AND STOCKHOLDERS

Section 7.1 Stock Certificates. Each stockholder shall be entitled to a certificate, which shall be in such form as is consistent with applicable law and the Certificate of Incorporation and as is prescribed by the Board of Directors, signed by, or in the name of the Corporation by, the Chairman of the Board (if there be one), the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number and the class or series of shares of stock of the Corporation owned by such stockholder. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or certificates or uncertificated shares of stock of the Corporation in place of any certificate or certificates theretofore issued by the Corporation alleged by the owner thereof to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When issuing such new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such form and in such sum as it may direct to indemnify the Corporation

109982.000001/#4817-4884-4846 v111

against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.3 Transfers of Shares. Shares of stock of the Corporation shall only be transferable upon the books of the Corporation by the holders thereof, in person or by duly authorized attorney or legal representative and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that if the certificate contains any legend or other statement restricting or otherwise providing any condition on transfers of the shares represented thereby, then the Corporation or the transfer agent of the Corporation shall effect such transfer only upon the terms of such legend or other statement and only if the Corporation or the transfer agent of the Corporation is satisfied, in its sole discretion, that all conditions to transfer have been satisfied. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation or any one or more classes owned by such stockholders in any manner not prohibited by law.

Section 7.4 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights, in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may by resolution fix, in advance, a record date that does not precede the date upon which the resolution fixing such record date was adopted, and with respect to stockholder meetings, is not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, and with respect to other actions is not more than sixty (60) days prior to any such other action. If no record date is fixed by the Board of Directors, the record date (i) for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) for all other purposes shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto, except as otherwise required by Delaware law, the Certificate of Incorporation or these Bylaws. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in

109982.000001/#4817-4884-4846 v112

such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.6 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, subject to the provisions of law and the Certificate of Incorporation. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall deem in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.7 Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration or replacement of certificates for shares of stock of the Corporation. The Board of Directors may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION

Section 8.1 Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chairman of the Board (if there be one), the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal, if any, impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal, if any, on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, to bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before any bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not cease to be such officer of the Corporation.

109982.000001/#4817-4884-4846 v113

ARTICLE IX
INDEMNIFICATION

Section 9.1 Right to Indemnification. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or an officer of the Corporation or such director or officer is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than Delaware law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection therewith.

Section 9.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 9.1 of these Bylaws shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred by an indemnitee in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses shall be made only upon receipt by the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 9.2 or otherwise.

Section 9.3 Right of Indemnitee to Bring Suit. If a claim under Section 9.1 or 9.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also for the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including

109982.000001/#4817-4884-4846 v114

its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 9.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any law, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 9.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware.

Section 9.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors in its discretion, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 9.7 Survival of Indemnification Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, be contract rights and such rights shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 9.8 Certain Definitions.

(a) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

109982.000001/#4817-4884-4846 v115

(b) For purposes of this Article IX, (i) references to "other enterprises" shall include employee benefit plans; (ii) reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (iv) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

Section 9.9 Amendment or Repeal. Neither any amendment, repeal or other modification of any of the foregoing provisions of this Article IX nor the adoption of any provisions of these Bylaws inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any right or protection hereunder of any person in respect of any act or omission occurring or alleged to occur prior to the time of such amendment, repeal, modification or adoption.

ARTICLE X
GENERAL MATTERS

Section 10.1 Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at law.

Section 10.2 Disbursements. All checks, drafts, other orders or demands for payment of money, notes or other evidence of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time authorize.

Section 10.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. If not otherwise so fixed, the fiscal year of the Corporation shall be the calendar year.

Section 10.4 Corporate Seal. The Board of Directors may, in its discretion, adopt a corporate seal. The corporate seal, if one is adopted by the Board of Directors, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 10.5 Certificate of Incorporation. All reference in these Bylaws to the Certificate of Incorporation shall mean the Certificate of Incorporation of the Corporation, as amended or restated from time to time, and shall include any Certificates of Designation thereunder.

109982.000001/#4817-4884-4846 v116

ARTICLE XI
AMENDMENTS

Section 11.1 Amendments. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted, by the Board of Directors or by the affirmative vote of stockholders holding at least a majority of the voting power of the Corporation.

109982.000001/#4817-4884-4846 v117